                                                                   EXHIBIT 21

                       SUBSIDIARIES OF OLIN CORPORATION
                       --------------------------------
                           (as of December 31, 1994)

                                        JURISDICTION           PERCENTAGE OF DIRECT/
                                        ------------           ---------------------
                                           WHERE               INDIRECT OWNERSHIP BY
                                        -----------            ------------------------
SUBSIDIARY                               ORGANIZED             OLIN OF VOTING SECURITIES
- -----------                             -----------            -------------------------
A.J. Oster Caribe, Inc.                 Delaware                      100%
A.J. Oster Company                      Rhode Island                  100%
A.J. Oster Foils, Inc.                  Delaware                      100%
A.J. Oster West, Inc.                   Rhode Island                  100%
Bridgeport Brass Corporation/1/         Indiana                       100%
Bryan Metals, Inc./2/                   Ohio                          100%
General Defense Corporation/3/          Pennsylvania                  100%
Hi-Pure Chemicals, Inc.                 Pennsylvania                  100%
Hydrochim, S.A.                         France                        100%
N.V. Olin Hunt Specialty Products       Belgium                       100%
N.V. Olin Hunt Trading                  Belgium                       100%
Olin Aerospace Company                  Washington                    100%
Olin Australia Limited                  Australia                     100%
Olin Brasil Ltda.                       Brazil                        100%
Olin Canada Inc.                        Canada                        100%
Olin Chemicals B.V.                     Netherlands                   100%
Olin Corporation N.Z. Limited           New Zealand                   100%
Olin Engineered Systems, Inc.           Delaware                      100%
Olin Export Trading Corporation         Virgin Islands                100%
Olin Financial Services, Inc.           Delaware                      100%
Olin GmbH                               Germany                       100%
Olin Hunt Specialty Products, Inc.      Delaware                      100%
Olin Hunt Sub. I Corp.                  Delaware                      100%
Olin Industrial (Hong Kong) Limited     Hong Kong                     100%
Olin Japan, Inc.                        Japan                         100%
Olin Pte. Ltd.                          Singapore                     100%
Olin S.A.                               France                        100%
Olin (U.K.) Limited                     United Kingdom                100%
Physics International Company           California                    100%
Superior Pool Products, Inc.            Delaware                      100%
U.S. Ordnance Company/4/                Delaware                      100%

     There are omitted from the foregoing list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
_______
1. d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in States of California, Illinois, Indiana, New Jersey, North Carolina, Ohio, Pennsylvania, Rhode Island and Texas
2.   d/b/a "Bryan Metals of Ohio" in New Jersey.
3.   d/b/a "Olin Ordnance" in States of Florida and Pennsylvania.
4.   d/b/a "Olin Ordnance" in Los Angeles County, California.